1. Ivan Gorjup, a Slovene citizen residing at 43 Kosarjeva, 2000 Maribor (hereinafter referred to as Transferor),

2. Marijan Jurenec, a Slovene citizen residing at Precna ulica 1, Radomlje (hereinafter referred to as Transferor), represented by Ivan Gorjup, attorney from Maribor, on the basis of a special notarized power of attorney

3. Srecko Kukovec, a Slovene citizen residing at Sadjarska 13b, 2000 Maribor (hereinafter referred to as Transferor), represented by Ivan Gorjup, attorney from Maribor, on the basis of a special notarized power of attorney

4. Janez Ujcic, a Slovene citizen residing at 9 Ulica obnove, 2000 Maribor  (hereinafter referred to as Transferor), represented by Ivan Gorjup, attorney from Maribor, on the basis of a special notarized power of attorney

5. Lenko Vidmar, a Slovene citizen residing at 15 Vukovski dol, 2221 Jarenina (hereinafter referred to as Transferor), represented by Ivan Gorjup, attorney from Maribor, on the basis of a special notarized power of attorney

and

6. Produkcja Plus d.o.o., a Slovene corporation with its principal headquarters at Kranjceva 26, Ljubljana, registered at Court Register of the District Court of Ljubljana under the registration number 12651900 represented by general director Marijan Jurenec duly authorized by an assembly resolution (hereinafter referred to as Transferee )

have agreed in Ljubljana on 29 January 2003 to enter into the following:

SHARE TRANSFER AGREEMENT
RE KANAL A

Article I. RECITALS

A. The parties hereto establish that:

1. Each Transferor is a holder of shares in the corporation Kanal A d.d., Kranjceva 26, Ljubljana, registered at Court Register of the District Court of Ljubljana.

                        2. The Transferee has in accordance with its activities the interest to acquire each such business share in the Company and each Transferor to transfer such business share into the property of Transferee.

B. THEREFORE the parties hereto agree as follows:

Article II. Object of this Agreement

                        A. Each Transferor hereby transfers and conveys to the Transferee its shares in the nominal amount of 6580.08 (six thousand five hundred eighty and eight one-hundredths) SIT, which represents individually 2% (two percent) of the total capital in the Company.

B. Transferee accepts and takes over each such share.

Article III. Consideration

A. This transfer is being made and accepted for the agreed selling price in amount of 6580.08 (six thousand five hundred eighty and eight one-hundredths) SIT for each Transferor.

Article IV. Transfer of the shares

A. Each share, which is the object of transfer hereunder, is to be transferred to Transferee on the day of execution hereof (Closing Date).

B. The transfer of each share, which is the object of transfer hereunder, shall be completed with the notification of the transfer to the director of the Company.

                        C. Any of the parties hereto is allowed to notify the transfer of the share to the director of the Company, and each Transferor shall be obliged to cause the director to register the transfer with the Court Register. The director is obliged to register such transfer into the Shareholders’ Book within 3 (three) days after the receipt of the notification of such transfer.

                        D. All rights derived from or related to the share which is the object of transfer hereunder, including the possible right on the receipt of the profits for the preceding years, that have not yet been distributed on the day hereof, shall be transferred to Transferee on the Closing day.

Article V. Transferor Representations and Warranties

                        A. Each Transferor represents and warrants in favor of the Transferee the following regarding itself and the Company to be true and correct. These representations and warranties are made as of the date hereof and as of the Closing Date.

                        a. Status of Transferors. Ivan Gorjup is a Slovene citizen residing at 43 Kosarjeva, 2000 Maribor; Marijan Jurenec is a Slovene citizen residing at Precna ulica 1, Radomlje; Srecko Kukovec is a Slovene citizen residing at Sadjarska 13b, 2000 Maribor; Janez Ujcic is a Slovene citizen residing at 9 Ulica obnove, 2000 Maribor; and Lenko Vidmar is a Slovene citizen residing at 15 Vukovski dol, 2221 Jarenina.

                        b. Authorization. Each Transferor has all necessary power and authority to enter into this Agreement and to perform all obligations to be performed by it hereunder. At the Closing, this Agreement will have been duly authorized, executed and delivered by each Transferor and will constitute its valid and binding obligation, enforceable according to its terms.

                        c. Non-Violation. The execution and delivery by each Transferor of this Agreement and the consummation by each Transferor of the transactions contemplated hereby are not prohibited by, do not violate any provision of and will not result in the breach of or accelerate or permit the acceleration of the performance required by the terms of, (i) any applicable law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority of the Slovenia or any State thereof, including any authority, department, commission, board, bureau, agency or instrumentality of either of the foregoing in a manner which would have a material adverse effect on the ability of such Transferor to perform its obligations hereunder or thereunder or (ii) any material contract, indenture, agreement or commitment to which such Transferor is a party or bound.

                        d. No Governmental Consent Required. No consent, approval, authorization or order of any governmental agency or body of Slovenia, any State or instrumentality thereof is required for the execution and delivery by each Transferor of this Agreement to be entered into by each Transferor and the consummation by such Transferor of the transactions contemplated hereby, the absence of which would have a material adverse effect on the ability of such Transferor to perform its obligations under this Agreement or the other agreements contemplated hereby.

e. Organization of the Company. The Company is a corporation duly organized and validly existing under the laws of Slovenia.

                        f. Transfer of business share. As of the Closing Date, each Transferor will transfer to the Transferee good and valid title to its business share, free and clear of all liens, options and/or other encumbrances or commitments of any kind.

G, No Claims. No Transferor has any claim or any direct or indirect interest in any tangible or intangible asset or property of the Company or holds any receivable owed by the Company.

                        h. Consents. No consent or approval, registration (except registration in the Shareholders’ Book) declaration or filling with any Governmental Authority is or will be required to be obtained or made in connection with the execution and delivery of the Agreement or the consummation of any other transaction contemplated hereby.

Article VI. Transferee Representations and Warranties

                        A. Transferee hereby represents and warrants in favor of the Transferors the following to be true and correct. These representations and warranties are made as of the date hereof and as of the Closing Date.

a. Corporate Organization. Transferee is a corporation duly organized, validly existing under the laws of Slovenia.

                        b. Corporate Authorization. Transferee has all necessary corporate power and authority to enter into this Agreement and to perform all obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by Transferee and constitutes its valid and binding obligation, enforceable according to its terms.

                        c. Non-Violation. The execution and delivery by the Transferee of this Agreement and the consummation by the Transferee of the transactions contemplated hereby are not prohibited by, do not violate any provision of and will not result in the breach of or accelerate or permit the acceleration of the performance required by the terms of, (i) any applicable law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority of Slovenia or any State thereof, including any authority, department, commission, board, bureau, agency or instrumentality of either of the foregoing in a manner which would have a material adverse effect on the ability of Transferee to perform its obligations hereunder or thereunder, (ii) the Articles of Incorporation or By-laws of Transferee or (iii) any material contract, indenture, agreement or commitment to which Transferee is a party or bound.

                        d. No Governmental Consent Required. No consent, approval, authorization or order of any governmental agency or body of Slovenia, any State or instrumentality thereof is required for the execution and delivery by Transferee of this Agreement and the consummation by the Transferee of the transactions contemplated hereby, the absence of which would have a material adverse effect on the ability of the Transferee to perform its obligations under this Agreement or the other agreements contemplated hereby.

Article VII. Final Provisions

                        A. Transferee shall be entitled to set off any liability owed to it by any Transferor against any liability owed by it to such Transferor (whether actual or contingent, present or future and irrespective of currency of payment).

                        B. This Agreement is made in English and Slovene language. The Slovene version is made in the form of a Notarial Deed. The Notary is allowed to issue an unlimited number of copies of hereof on the request of any party hereto.

Ivan Gorjup	Produkcja Plus d.o.o.:
___________________________	___________________________
/s/ Ivan Gorjup	/s/ Maijan Jurenec

Marijan Jurenec

/s/ Ivan Gorjup (by power of attorney)
___________________________

Srecko Kukovec

/s/ Ivan Gorjup (by power of attorney)
___________________________

Janez Ujcic

/s/ Ivan Gorjup (by power of attorney)
___________________________

Lenko Vidmar

/s/ Ivan Gorjup (by power of attorney)
___________________________